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                                                              EXHIBIT 5.1

                       [STORCH & BRENNER LLP LETTERHEAD]


February 5, 1997

Complete Wellness Centers, Inc.
725 Independence Avenue SE
Washington DC 20003

Ladies and Gentlemen:

We have acted as counsel to Complete Wellness Centers, Inc., a Delaware corporation (Company), in connection with the Company's filing pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form SB-2, Registration No. 333-18291 (Registration Statement) relating to up to 1,150,000 shares of the Company's common stock, par value $.0001665 per share (Common Stock), and up to 1,150,000 Redeemable Common Stock Purchase Warrants, each exercisable for one share of the Company's common stock (Redeemable Warrants). The Company has requested our opinion as to the validity of the Common Stock and the Redeemable Warrants.

We have examined such corporate records of the Company, including its certificate of incorporation, as amended, by-laws, minutes, and other documents, as we deemed necessary as a basis for the opinion hereinafter expressed.

Based upon the foregoing and having regard to the legal considerations that we deem relevant, we are of the opinion that the Common Stock and the Redeemable Warrants have been duly and validly authorized and will, after the Registration Statement has been declared effective by the Securities and Exchange Commission and upon issuance and delivery against receipt by the Company of the agreed consideration as set forth in the Registration Statement, be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of this firm therein and in the Prospectus under the heading "Legal Matters."

                                               Yours truly,

                                               STORCH & BRENNER LLP

                                               By: /s/ Anthony Cipiti, Jr.
                                                  ----------------------------
                                                       Anthony Cipiti, Jr.